POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints the Secretary and Assistant Secretaries of MONEY MARKET OBLIGATIONS TRUST (the “Trust”) and each of them, their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for them and in their names, place and stead, in any and all capacities, to sign the Registration Statement on Form N-14 relating to the proposed reorganization of Fifth Third Prime Money Market Fund into Federated Prime Value Obligations Fund, a portfolio of the Trust; Fifth Third Institutional Money Market Fund into Federated Prime Cash Obligations Fund, a portfolio of the Trust; Fifth Third Institutional Government Money Market Fund into Federated Government Obligations Fund, a portfolio of the Trust; and Fifth Third U.S. Treasury Money Market Fund into Federated Treasury Obligations Fund, a portfolio of the Trust, and any amendments to the Registration Statement, including post-effective amendments; and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission by means of the Securities and Exchange Commission's electronic disclosure system known as EDGAR, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to sign and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

SIGNATURES	TITLE	DATE

/s/ John F. Donahue______		March 30, 2012
John F. Donahue	Trustee

/s/ J. Christopher Donahue		March 30, 2012
J. Christopher Donahue	President and Trustee
(Principal Executive Officer)

/s/Richard A. Novak		March 30, 2012
Richard A. Novak	Treasurer
(Principal Financial Officer)

/s/Nicholas P. Constantakis		March 30, 2012
Nicholas P. Constantakis	Trustee

/s/John F. Cunningham		March 30, 2012
John F. Cunningham	Trustee

/s/Maureen Lally-Green		March 30, 2012
Maureen Lally-Green	Trustee

Reorganization of Fifth Third Prime Money Market Fund into Federated Prime Value Obligations Fund, Fifth Third Institutional Money Market Fund into Federated Prime Cash Obligations Fund, Fifth Third Institutional Government Money Market Fund into Federated Government Obligations Fund, and Fifth Third U.S. Treasury Money Market Fund into Federated Treasury Obligations Fund

/s/Peter E. Madden		March 30, 2012
Peter E. Madden	Trustee

/s/Charles F. Masfield, Jr.		March 30, 2012
Charles F. Mansfield, Jr.	Trustee

/s/Thomas M. O’Neill		March 30, 2012
Thomas M. O’Neill	Trustee

/s/John S. Walsh		March 30, 2012
John S. Walsh	Trustee